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                                                                     EXHIBIT 1.1


                       CLEAR CHANNEL COMMUNICATIONS, INC.
                                 Debt Securities
                             Subscription Agreement

                                                                    July 3, 2000


ABN AMRO Bank N.V.
Deutsche Bank AG London
Barclays Bank PLC
Credit Suisse First Boston (Europe) Limited
Merrill Lynch International
Salomon Brothers International Limited
Westdeutsche Landesbank Girozentrale

c/o ABN AMRO Bank N.V.
250 Bishopsgate
London EC2M 4AA
United Kingdom

Ladies and Gentlemen:

         Clear Channel Communications, Inc., a Texas corporation (the "Company"), proposes to issue and sell to the managers named in Schedule II hereto (the "Managers" which term shall also include any manager substituted as herein provided), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the Indenture, dated as of October 1, 1997, as supplemented by the Seventh Supplemental Indenture to be dated on or about July 7, 2000 (as so supplemented, the "Indenture"), in each case, among the Company and The Bank of New York, as debt trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Managers" and "Representatives," as used herein shall each be deemed to refer to such firm or firms.

         The Company understands that the Managers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Managers may resell, subject to the conditions set forth herein, all or a portion of the

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Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Managers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively the "Securities Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the Securities Act by the Commission).

         The Company has prepared and will deliver to the Managers, on the date hereof, copies of a final offering memorandum dated July 3, 2000 (the "Offering Memorandum") used or to be used by the Managers in connection with their solicitation of purchases of, or offering of, the Securities. The Company has previously delivered to the Managers copies of a preliminary offering memorandum dated June 15, 2000 (the "Preliminary Offering Memorandum").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") which is incorporated by reference in the Offering Memorandum.

         The holders of the Securities identified in Schedule I will be entitled to the benefits of the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined below) among the Company and the Managers, pursuant to which the Company will agree to file, as soon as practicable after the Closing Date but in any event within 150 days of the Closing Date, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement) under the Securities Act.

         The Company hereby agrees with the Managers as follows:

         1. The Company agrees to issue and sell the Securities to the several Managers as hereinafter provided, and each Manager, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to



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purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Manager's name in Schedule II hereto at the purchase price of 99.077% of the principal amount thereof (which shall equal the issue price of each Security of 99.627%, less a selling concession of 0.30% and a combined management and underwriting commission of 0.25% of the principal amount of the Securities which may be divided among you in such proportions as you may determine which is to be payable to the Managers in connection with the offering and sale of the Securities) (the "Purchase Price"), plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

         2. The Company understands that the several Managers intend (i) to make an offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Offering Memorandum. In connection with the offering and sale of the Securities, ABN AMRO Bank N.V. or its affiliates may over-allot or effect transactions which stabilize or maintain the market price of the Securities at levels above those which might otherwise prevail in the open market. Such transactions may be effected in the over-the-counter markets or otherwise. Such stabilizing, if commenced, may be discontinued at any time.

         3. Payment of the Purchase Price for the Securities shall be made by wire transfer in immediately available funds to the account or accounts specified by the Company to the Representatives (which account information shall be provided no later than noon on the Business Day prior to the Closing Date (as defined below)) at 9:00 A.M., London time, on July 7, 2000 at the offices of Cravath, Swaine & Moore, 33 King William Street, London EC4R 9DU (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and such day is not a day on which banks or foreign exchange markets are permitted or required to be closed in London. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         Payment of the Purchase Price for the Securities shall be made (against delivery in the case of (i)) to (i) the common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream, Luxembourg") and (ii) the nominee of The Depository Trust Company for the respective accounts of the several Managers of global notes (the "Global Notes") representing the Securities, with any transfer taxes payable in connection with the transfer to the Managers of the Securities duly paid by the Company.



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         4. The Company represents and warrants to each Manager that:

         (a) assuming the Managers offer the Securities in the manner described herein, the Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and each will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act;

         (b) the Preliminary Offering Memorandum as of its date did not contain, and the Offering Memorandum at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Manager with respect to that Manager through ABN AMRO Bank N.V. or Deutsche Bank AG London expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be;

         (c) the documents incorporated by reference in the Preliminary Offering Memorandum and in the Offering Memorandum, or portions thereof, to the extent only a portion of a document is incorporated by reference in the Preliminary Offering Memorandum or in the Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Offering Memorandum or in the Offering Memorandum, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (d) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in



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    the Offering Memorandum; each of the subsidiaries of the Company as listed on Schedule III hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification and a failure to qualify would have a materially adverse effect upon the business or financial condition of the Company and the Subsidiaries taken as a whole; except as set forth on
    Schedule III hereto, or as described in the Offering Memorandum, the outstanding shares of capital stock of each of the Subsidiaries owned by the Company or a subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or another subsidiary free and clear of all liens, encumbrances and security interests and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

         (e) the authorized shares of Common Stock of the Company have been duly authorized. The outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully-paid and non-assessable;

         (f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

         (g) the Registration Rights Agreement and the Indenture, upon due execution by or on behalf of the Company, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms;

         (h) the Securities, upon due execution by the Company, authentication by the Trustee in accordance with the provisions of the Indenture and delivery to and payment for by the Managers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will constitute direct, unsecured obligations of the Company and will rank the same as all other unsecured and unsubordinated debt of the Company;

         (i) the information set forth under the caption "Capitalization" in the Offering Memorandum is true and correct. The Securities conform in all material respects with the statements concerning them in the Offering Memorandum;



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         (j) the Commission has not issued an order preventing or suspending the proposed offering of the Securities nor instituted proceedings for that purpose;

         (k) the consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules incorporated by reference in the Offering Memorandum present fairly the financial position and the results of operations of the Company and its subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial and statistical data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference therein and the books and records of the Company. The pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

         (l) except for those license renewal applications of the Company or its subsidiaries currently pending before the Federal Communications Commission (the "FCC"), or as set forth in the Offering Memorandum or in Schedule III hereto, there is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which could reasonably be likely to result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) of the Company and of the Subsidiaries (taken as a whole);

         (m) the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements herein above described (or as described in the Offering Memorandum) subject to no material lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements or as described in the Offering Memorandum or set forth on Schedule III. The Company and the Subsidiaries occupy their leased properties under valid leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries;



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         (n) the Company and the Subsidiaries have filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. Except as set forth in Schedule III, the Company has no knowledge of any material tax deficiency that has been or might be asserted against the Company;

         (o) since the last date as of which information is given in the Offering Memorandum, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries (taken as a whole), whether or not occurring in the ordinary course of business, other than general economic and industry conditions, changes in the ordinary course of business and changes or transactions described or contemplated in the Offering Memorandum and there has not been any material definitive agreement entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Offering Memorandum, as it may be amended or supplemented. None of the Company or the Subsidiaries have any material contingent obligations which are not disclosed in the Offering Memorandum, as it may be amended or supplemented;

         (p) no event has occurred which is or would (with the passage of time, the giving of notice or the making of any determination) become an Event of Default (as described in the Offering Memorandum) under the Securities;

         (q) neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be in default under its certificate or articles of incorporation, by-laws or partnership agreement or any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the business or financial condition of the Company and its subsidiaries (taken as a whole). The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party, or of the certificate or articles of incorporation, by-laws or partnership agreement of the Company or any order, rule or regulation applicable



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    to the Company or any Subsidiary, or of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in all cases a conflict, breach or default which would not have a materially adverse effect on the business or financial condition of the Company and the subsidiaries (taken as a whole);

         (r) all payments by the Company in respect of the Securities may be made without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law, in which event, the Company shall pay such additional amounts as will result in the receipt by the holders of the Securities of such amounts as would have been received by them if no such withholding or deduction had been required, as provided in the Indenture;

         (s) each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc., the Luxembourg Stock Exchange or the New York Stock Exchange or may be necessary to qualify the Securities for a public offering by the Managers under State securities or Blue Sky laws) has been obtained or made and is in full force and effect;

         (t) the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities, including without limitation, the FCC, which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has received notice of any infringement of any material patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries (taken as a whole);

         (u) Ernst & Young LLP and PricewaterhouseCoopers LLP, both of whom have certified certain of the financial statements incorporated by reference in the Offering Memorandum, are to the knowledge of the Company independent public accountants as required by the Securities Act;

         (v) to the Company's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers and any of




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    the Company's officers, directors or 5% or greater security holders or set forth in Schedule III;

         (w) neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

         (x) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
    (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (y) the Company and each of its Subsidiaries carry, or are covered by, insurance, including self insurance, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries; and

         (z) except as set forth in Schedule III, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) for which the Company would have any liability has occurred and is continuing; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except in each case as set forth in Schedule III or where any such noncompliance, "reportable event, " liability or nonqualification, alone or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole.



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         Any certificate signed by any officer of the Company delivered to the
Managers or to counsel for the Managers in connection with the offering of the Securities shall be deemed solely to be a representation and warranty by the Company to each Manager as to the matters covered thereby.

         5. Each of the Managers acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Manager represents and warrants that it has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in "offshore transactions" (as defined in Regulation S) in accordance with the restrictions set forth in the Offering Memorandum.

         Each Manager represents and warrants that it has offered and sold the Securities and agrees that it will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise, until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Manager agrees that, at or prior to confirmation of the sale of Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case, in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."



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         Any Manager, with the prior written consent of ABN AMRO Bank N.V. and
Deutsche Bank AG London, may directly or through its agents or affiliates arrange for the resale of the Securities in the United States to qualified institutional buyers or to purchasers who such Manager reasonably believes is a qualified institutional buyer pursuant to Rule 144A.

         Each Manager further represents and warrants and agrees with the Company that:

         (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiry of the period six months from the Closing Date except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

         (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986(Investment Advertisements) (Exemption) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

         6. The Company covenants and agrees with each of the several Managers as follows:

         (a) to furnish each of the Managers as many copies of the Offering Memorandum (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request so long as delivery of an Offering Memorandum by a Manager or dealer may be required by law or prior to the completion of the distribution of the Securities;

         (b) from the date hereof and prior to the Closing Date, to furnish you a copy of any proposed amendment or supplement to the Offering Memorandum, for your review, and not to effect any such proposed amendment or supplement to which you reasonably and timely object;



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         (c) to file promptly, subject to the provisions of paragraph (b) above, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (d) below;

         (d) the Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities contemplated in this Agreement and in the Offering Memorandum;

         (e) if, during such period after the first date of the offering of the Securities as in the opinion of counsel for the Managers an offering memorandum relating to the Securities is required by law to be delivered in connection with sales of the Securities by a Manager or dealer, or at any time prior to the completion of the distribution of the Securities (in the reasonable view of ABN AMRO Bank N.V. and Deutsche Bank AG London), any event shall occur as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser (or, in the case of certain jurisdictions where the Offering Memorandum is not required to be delivered to a purchaser, when the Securities are sold), not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Managers to which Securities may have been sold by you on behalf of the Managers, such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in light of the circumstances existing when the Offering Memorandum is delivered to a purchaser (or, in the case of certain jurisdictions where the Offering Memorandum is not required to be delivered to a purchaser, when the Securities are sold), be misleading or so that the Offering Memorandum will comply with law;

         (f) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under "Use of Proceeds";

         (g) so long as the Securities are outstanding, to furnish to you upon request copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

         (h) other than the offer and sale of the Securities hereunder, the Company agrees that they will not and will cause their respective affiliates not to make any



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    offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 of Regulation D under the Securities Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities by the Company to the Managers, (ii) the resale of the Securities by the Managers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise;

         (i) the Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4) for so long as such information is required to be furnished by Rule 144A, unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information");

         (j) until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause their respective "affiliates" (as such term is defined in Rule 144(a)(1) under the Securities
    Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation;

         (k) the Company shall take all reasonable action necessary to enable Standard & Poor's Corporation and Moody's Investors Service, Inc. to provide their respective credit ratings of the Securities;

         (l) the Company will use all reasonable efforts in cooperation with the Managers to permit the Securities to be eligible for clearance and settlement through Euroclear, Clearstream, Luxembourg and DTC;

         (m) each certificate for a Security to be sold under Rule 144A will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum;

         (n) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the

    Company which are substantially similar to the Securities without prior written consent of the Representatives;

         (o) the Company shall use all reasonable efforts to procure the listing of the Securities on the Luxembourg Stock Exchange and to maintain such listing until none of the Securities are outstanding; provided, however, that, if it is impractical or unduly burdensome to maintain such listing, the Company shall use all reasonable efforts to procure and maintain as aforesaid a listing of or quotation of the Securities on such other securities or stock exchange or exchanges as it may (with the approval of ABN AMRO Bank N.V. and Deutsche Bank AG London) decide; and

         (p) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing, filing and distribution of the Offering Memorandum (including all exhibits, amendments and supplements thereto), (iii) in connection with the listing of the Securities on any securities or stock exchange, (iv) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the furnishing to the Managers and dealers of copies of the Offering Memorandum, including mailing and shipping, as herein provided and (v) payable to rating agencies in connection with the rating of the Securities, it being understood that the Company shall not be responsible for the fees and expenses of counsel to the Managers.

         7. The several obligations of the Managers hereunder shall be subject to the following conditions:

         (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

         (b) unless otherwise agreed by the Representatives, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, other than as may have existed on the date hereof, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

         (c) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) of the Company and of the Subsidiaries (taken as a whole) otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum;

         (d) the Representatives shall have received on and as of the Closing Date a certificate of a managing director or an executive officer of the Company with specific knowledge about the Company's financial matters, satisfactory to you to the effect set forth in subsections (a) and (c) of this Section;

         (e) the Company shall have furnished to you a written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., dated the Closing Date, in form and substance satisfactory to you;

         (f) on the date hereof and on the Closing Date, Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you letters, dated such dates, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to the Managers with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum;

         (g) you shall have received on and as of the Closing Date an opinion of Cravath, Swaine & Moore, U.S. counsel to the Managers, with respect to the validity of this Agreement, the Indenture, the Securities, the Registration Rights Agreement, the Offering Memorandum and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (h) on the Closing Date, the Securities shall have been approved for listing on the Luxembourg Stock Exchange, subject only to official notice of issuance;

         (i) the Company shall have duly authorized, executed and delivered the Registration Rights Agreement and the Indenture to the Managers in a form and substance reasonably satisfactory to the Representatives and counsel to the Managers; and

         (j) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

         8. (a) The Company agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against (i) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by ABN AMRO Bank N.V. and Deutsche Bank AG London to the extent permitted by law), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above; except insofar as such losses, claims, damages, liabilities or expenses are arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Manager furnished to the Company in writing by any Manager through ABN AMRO Bank N.V. and Deutsche Bank AG London expressly for use therein; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Manager from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Manager occurs under the circumstance where (w) the Company had previously furnished copies of the Final Offering Memorandum to the Representatives, (x) delivery of the Final Offering Memorandum was required to be made to such person, (y) the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Final Offering Memorandum and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Offering Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to each Manager set forth in clauses (i), (ii) and (iii) of paragraph
(a) of this Section 8, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by any Manager relating to any Manager through ABN AMRO Bank N.V. and Deutsche Bank AG London expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the prejudice by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified parties shall have the right to employ one separate counsel (and, if reasonably necessary, one additional local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or, (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         If the indemnification provided for in paragraphs (a) and (b) of this
Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Managers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Managers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Managers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Manager be required to contribute any amount in excess of the amount by which the total fees and commissions received by it in respect of the Securities purchased by it exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule II hereto, and not joint.

         The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Company or their respective officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange (other than limitations on hours or the number of days trading) or (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market or (iii) a general moratorium on commercial banking activities in London shall have been declared by appropriate authorities or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of ABN AMRO Bank N.V. and Deutsche Bank AG London, is material and adverse and which, in the judgment of ABN AMRO Bank N.V. and Deutsche Bank AG London, makes it impracticable to offer and deliver the Securities or (v) there has been in the opinion of ABN AMRO Bank N.V. and Deutsche Bank AG London such a change in the national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to materially and adversely affect the financial markets.

         If this Agreement is terminated, such termination shall be without liability of any party to any other party except as provided in Section 11 hereof, and provided further that Sections 4 and 8 shall survive such termination and remain in full force and effect.

         10. If, on the Closing Date, any one or more of the Managers shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Manager or Managers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Managers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in
Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Managers, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Manager or Managers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Manager has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Manager. If, on the Closing Date, any Manager or Managers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 24 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Manager or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Manager from liability in respect of any default of such Manager under this Agreement.

         11. If this Agreement shall be terminated by the Managers, or any of them pursuant to Section 9 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Managers' obligations cannot be fulfilled, the Company agrees to reimburse the Managers or such Managers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Managers in connection with this Agreement or the offering of the Securities, but the Company shall not be liable in any event to any of the Managers for damages on account of loss of anticipated profits from the sale of the Securities.

         12. This Agreement shall inure to the benefit of and be binding upon the Company, the Managers and any Indemnified Persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Manager shall be deemed to be a successor or assign by reason merely of such purchase.

         13. Any action by the Managers hereunder may be taken by you jointly or by ABN AMRO Bank N.V. and Deutsche Bank AG London alone on behalf of the Managers, and any such action taken by you jointly or by ABN AMRO Bank N.V. and Deutsche Bank AG London alone shall be binding upon the Managers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be given at the address set forth in Schedule I hereto. Notices to the Company shall be given to Clear Channel Communications, Inc., 200 East Basse Road, San Antonio, TX 78209, Attention Randall Mays.

         14. The Company (i) agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Agreement or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, U.S.A., (ii) irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, (iii) irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and (iv) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

         15. If pursuant to a judgment or order being made or registered against the Company, any payment under or in connection with this Agreement to a Manager is made or satisfied in a currency (the "Judgment Currency") other than in euro then, to the extent that the payment (when converted into euro at the rate of exchange on the date of payment or, if it is not practicable for such Manager to purchase euro with the Judgment

Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by such Manager falls short of the amount due under the terms of this Agreement, the Company shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless such Manager against the amount of such shortfall and such indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. For the purpose of this Section, "rate of exchange" means the rate at which the Manager is able on the relevant date to purchase euro with the Judgment Currency and shall take into account any premium and other costs of exchange.

         16. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                            Very truly yours,

                                            CLEAR CHANNEL COMMUNICATIONS, INC.


                                            By: /s/ JULIANA F. HILL
                                               ---------------------------------
                                               Juliana F. Hill
                                               Senior Vice President -- Finance

Accepted:  July 3, 2000

CONFIRMED AND ACCEPTED,

ABN AMRO Bank N.V.
Deutsche Bank AG London
Barclays Bank PLC
Credit Suisse First Boston (Europe) Limited
Merrill Lynch International
Salomon Brothers International Limited
Westdeutsche Landesbank Girozentrale

By: ABN AMRO Bank N.V.


         By
            -------------------------------
                 Authorized Signatory

By: Deutsche Bank AG London

         By
            -------------------------------
         Authorized Signatory

         By
            -------------------------------
         Authorized Signatory

         For themselves and the other Managers
         named in Schedule II hereto.